Exhibit 10.3

GAS FRANCHISE AGREEMENT

THIS AGREEMENT (“Agreement”), made and entered into this 17th day of November, 2015, by and between the TOWN OF VINTON, VIRGINIA, a Virginia municipal corporation (“Grantor”), and ROANOKE GAS COMPANY, a Virginia corporation (“Grantee”).

WHEREAS, Grantor has reviewed the proposal for a Gas Franchise of Grantee; and

WHEREAS, Grantor, at a duly authorized and regular meeting of its Town Council, did vote to grant a renewal of the Gas Franchise to Grantee pursuant to provisions of the State Code and Town Charter.

NOW, THEREFORE, in consideration of said grant of renewal of the Gas Franchise, the parties agree as follows:

1. GRANT. Grantor hereby grants to Grantee and Grantee hereby accepts a franchise to construct, reconstruct, operate, maintain, repair, and extend a Gas Distribution System within Grantor’s Territorial Limits in accordance with the terms and conditions set forth below (“Franchise”). The Franchise is granted pursuant to Grantor’s Franchise Ordinance (Ordinance No. 967), adopted November 17, 2015, (“Ordinance”), which is incorporated by reference herein, including any applicable definitions.

2. TERM. The term of the Franchise shall be twenty (20) years, commencing on January 1, 2016.

3. FRANCHISE FEE.

(a) Grantee shall pay to Grantor a Franchise Fee which shall be calculated pursuant to this Section. It is understood that Grantee has or will enter into franchise agreements with the City of Roanoke (“Roanoke”) and the City of Salem (“Salem”) and the Town of Vinton (“Vinton”) (Grantor, Roanoke and Salem being hereinafter sometimes collectively referred to as the “localities” and singularly as a “locality”) with fee provisions identical to this one, and that the total annual Franchise Fee to be paid to the three localities in aggregate is $98,196 for calendar year 2016 (“base year total annual Franchise Fee”). Grantor’s Franchise Fee shall be a percentage share of the base year total annual Franchise Fee, which shall be determined on a pro rata basis according to its percentage share of the total dollar value of Grantee’s gas sales occurring within the localities during the calendar year. For each calendar year of the Franchise, each locality’s percentage share shall be determined by the following formula:

total dollar value of Grantee’s gas sales within
Locality’s percentage share     =            the Territorial Limits of the locality
                    total dollar value of Grantee’s gas sales in the three localities

For calendar year 2016, the Franchise Fee shall be paid to Grantor on or before March 31, 2017.

(b) For each succeeding calendar year during the term of this Franchise, the total annual Franchise Fee paid by Grantee to the localities shall be the base year total annual Franchise Fee increased by three (3) percent compounded annually over the term of the Franchise.    For each calendar year during the term of this Franchise, Grantor’s percentage share shall be determined pursuant to this Section, and paid to Grantor on or before March 31 of the succeeding calendar year.

4. BUSINESS OFFICE. Grantee shall during the term of this Franchise maintain at least one business office within the Territorial Limits of Grantor. Such office shall be open at least forty (40) hours per week for the conduct of business between Grantee and its customers.

5. NONDISCRIMINATION. Grantee shall not discriminate on the basis of race, religion, color, sex, national origin, age, disability, or any other basis prohibited by state law relating to discrimination in employment, except where there is a bona fide occupational qualification reasonably necessary to the normal operation of the Grantee.

6. NOTICE. All notices required under this Agreement or the Ordinance shall be in writing and shall be deemed validly given, unless otherwise required, when sent by certified mail, return receipt requested, or by a nationally recognized overnight courier, addressed as follows (or any other address the party to be notified may have designated to the sender by like notice):

Grantor:                     Grantee:

Town of Vinton                 Roanoke Gas Company
Attention: Town Manager             Attention: President
311 S. Pollard Street                519 Kimball Avenue, N.E.
Vinton, Virginia 24179             P.O. Box 13007
            Roanoke, Virginia 24030

The parties may, by notice given under this Section, designate such other addresses as they may deem appropriate for the receipt of notices under this Agreement.

7. EFFECTIVE DATE. The effective date of the Franchise will be January 1, 2016.

SIGNATURES APPEAR ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties hereto have signed this Agreement by their authorized representatives.

WITNESS:	ROANOKE GAS COMPANY

/s/ Diane L. Conner	By /s/ John S. D'Orazio
John S. D'Orazio, President and CEO
Diane L. Conner, Assistant to CEO	12/14/2015
Printed Name and Title

WITNESS:	TOWN OF VINTON, VIRGINIA

/s/ Susan N. Johnson	By /s/ Christopher S. Lawrence
Christopher S. Lawrence, Town Manager
Susan N. Johnson, Town Clerk
Printed Name and Title

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